Exhibit 10.1
AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS
          THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of this 13 day of May, 2009 (“Execution Date”), by and between U.S. Bank National Association (“Seller”), and SPT-Lake Elsinore Holding Co., LLC, a Delaware limited liability company (“Buyer”).
RECITALS
          A. Downey Savings and Loan Association, F.A. (“Downey”) was the owner of certain real property consisting of approximately two hundred and twenty five (225) acres of unimproved land, commonly referred to as tract 29835, located in the city of Menifee (“City”), county of Riverside (“County”), all in the State of California (“State”), which real property is more particularly described on Exhibit A attached hereto (the “Property”).
          B. On November 21, 2008, Downey was closed by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation was appointed as receiver for Downey (the “Receiver”). Pursuant to 12 U.S.C. § 1821(d)(2)(A)(i), the Receiver, by operation of law, succeeded to all of the rights, title, and interests of Downey in and to the assets of Downey, including, without limitation, the Property, and subsequently transferred the same to Seller.
          C. Seller is now the owner of the Property and desires to sell the Property to Buyer, and Buyer desires to purchase the Property from Seller, upon the terms and conditions set forth in this Agreement.
BASIC PROVISIONS
I.	Buyer:	SPT-Lake Elsinore Holding Co., LLC
c/o Shopoff Advisors, L.P.
8951 Research Drive
Irvine, CA 92618
Attn: Mr. Tim McSunas
Telephone: (949) 417-9945
Facsimile: (949) 417-1399
E-mail: tmcsunas@shopoff.com

II.	Buyer’s Counsel:	Gromet & Associates 114 Pacifica, Suite 250 Irvine, CA 92618-3321 Attn: Stevan J. Gromet, Esq. Telephone: (949) 261-1110 Facsimile: (949) 261-1818 E-mail: sjgromet@grometlaw.com

III.	Buyer’s Tax ID No.:	[OMITTED] [Insert Buyer’s Tax ID number]

IV.	Seller:	U.S. Bank National Association
3501 Jamboree Road, North Tower, 5th Floor
Newport Beach, CA 92660
Attn: Mr. David Casty
Telephone: (949) 509-4241
Facsimile: (949) 606-9342
E-mail: dcasty@downeysavings.com

With a copy to:		U.S. Bank National Association 3501 Jamboree Road Newport Beach, CA 92660 Attn: Natalie Matsler, Esq. Telephone: (949) 725-4721 Facsimile: (949) 725-0619 E-mail: nmatsler@downeysavings.com

V.	Seller’s Counsel:	Kennerly, Lamishaw & Rossi LLP 707 Wilshire Blvd., Suite 1400 Los Angeles, CA 90017 Attn: Robert L. Madok, Esq. Telephone: (213) 426-2090 Facsimile: (213) 312-1266 Email: robertmadok@klrfirm.com

VI.	Seller’s Broker:	Park Place Partners 8105 Irvine Center Drive, Suite 1460 Irvine, CA 92618 Attn: Mr. Jeff Spindler Telephone: (949) 852-8288 Facsimile: (949) 852-8108 E-mail: jspindler@parkplacepartners.com

VII.	Escrow Holder:	Commonwealth Land Title Insurance Company 4100 Newport Place Dr., Suite 120 Newport Beach, CA 92660 Attn: Ms. Michele Y. Mesh Telephone: (949) 724-3141 Facsimile: (714) 459-7217 E-mail: mmesh@ltic.com

VIII.	Title Company:	Commonwealth Land Title Insurance Company 801 South Figueroa Street, Suite 870 Los Angeles, CA 90017 Attn: Ms. Diane Greer Telephone: (213) 330-2330 Facsimile: (213) 330-3105 E-mail: dgreer@ltic.com
IX.	Purchase Price: One Million Six Hundred Fifty Thousand and No/100 Dollars ($1,650,000.00).

X.	Deposit: One Hundred Sixty Five Thousand and No/100 Dollars ($165,000.00), payable in accordance with Paragraph 3.1.1 below.

XI.	Closing: Defined in Paragraph 4.2 below.

XII.	Scheduled Closing Date: May 18, 2009

XIII.	Transaction Documents: All references in this Agreement to the “Transaction Documents” shall mean and include this Agreement and any documents executed by either party in connection with this the transactions contemplated by this Agreement (including, without limitation, the Deed, the General Assignment and Assumption, and any other document or agreement necessary or appropriate in connection with the transactions contemplated by this Agreement).

AGREEMENT
          NOW, THEREFORE, incorporating the foregoing recitals and Basic Provisions, and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Buyer agree that the terms and conditions of this Agreement and the instructions Escrow Holder with regard to the escrow (“Escrow”) created pursuant hereto are as follows:
     1. Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon the terms and conditions set forth in this Agreement.
     2. Purchase Price. The Purchase Price for the Property shall be as stated in Paragraph IX of the Basic Provisions.
     3. Payment of Purchase Price. The Purchase Price for the Property shall be paid by Buyer as set forth below in this Paragraph 3.
               3.1 Deposit; Payment of Purchase Price.
                    3.1.1 Deposit. Within one (1) business day following the Execution Date, Buyer shall deposit or cause to be deposited with Escrow Holder a sum equal to the entirety of the Purchase Price (the “Buyer Funds”), with a portion of the same as provided in Paragraph X of the Basic Provisions serving as the Deposit. Escrow Holder shall immediately invest the Buyer Funds in a federally-insured, interest-bearing account. All interest earned on the Buyer Funds shall at all times remain the property of Buyer. The Deposit shall not be refundable to Buyer unless the transaction contemplated by this Agreement is not consummated solely as the result of Seller’s default or as a result of the failure of other conditions to closing contained in Paragraph 7 below. Upon the Close of Escrow (as defined below in Paragraph 4.2), the Deposit shall be credited toward payment of the Purchase Price. That portion of the Buyer Funds not forming the Deposit, in the amount of One Million Four Hundred Eighty Five Thousand and No/100 Dollars ($1,485,000.00), shall remain refundable to Buyer until the Close of Escrow actually occurs hereunder.
                    3.1.2 Cash Balance. Not less than one (1) business day prior to the Close of Escrow (as defined below), Buyer shall deposit or cause to be deposited, with Escrow Holder, in immediately available funds, such other funds as may be necessary in accordance with the terms hereof to pay for Buyer’s share of closing costs and charges set forth in Paragraph 10 below and Buyer’s share of prorations set forth on the Proration and Expense Schedule (as defined below in Paragraph 11) and all other amounts payable pursuant to this Agreement.
     4. Escrow.
               4.1 Opening of Escrow. For the purposes of this Agreement, the Escrow shall be deemed opened (“Opening of Escrow”) on the date Escrow Holder receives the Buyer Funds. Each party shall deliver to Escrow Holder original counterparts of the signing party’s executed Agreement within two (2) business days after this Agreement is executed and delivered by the parties. Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions or other instruments reasonably required by Escrow Holder to consummate the transaction contemplated by this Agreement; provided, however, that no such instruments shall be inconsistent or in conflict with, amend or supersede any portion of this Agreement. If there is any conflict or inconsistency between the terms of such instruments and the terms of this Agreement, then the terms of this Agreement shall control.
               4.2 Close of Escrow. For purposes of this Agreement, the “Close of Escrow” or the “Closing” shall be the date (the “Closing Date”) that the Deed (as defined below in Paragraph 9.1.1) is recorded in the Official Records of the County (the “Official Records”). Unless changed in writing by Buyer and Seller, the Close of Escrow shall occur on the Scheduled Closing Date as defined in Paragraph XIII of the Basic Provisions.

     5. Condition of Title. The Property shall be conveyed to Buyer by Seller by the Deed subject only to the following approved conditions of title (collectively, the “Approved Title Conditions”).
               5.1 Taxes. A lien to secure payment of real estate taxes, bonds, and assessments not delinquent.
               5.2 Approved Matters. Matters affecting the Property created by or with the written consent of Buyer, or by Buyer’s consultants, contractors, or agents.
               5.3 Additional Matters. All other matters affecting title to the Property that are disclosed by the Report (as defined below in Paragraph 7.1), except any which are first created following the Execution Date.
     6. Buyer’s Title Insurance. At the Close of Escrow, the Title Company shall issue to Buyer its standard Owner’s Policy of Title Insurance (“Title Policy”) for the Property in the amount of the Purchase Price, showing title to the Property vested in Buyer and subject only to the Approved Title Conditions. Buyer shall have the right, conditioned upon its payment of all premiums and other costs incurred in connection with the ALTA portion of Buyer’s Title Policy or other additional coverage beyond a standard CLTA title policy, to request and obtain an ALTA extended coverage policy of title insurance for the Property and such additional endorsements as Buyer may request, provided that such additional coverage or endorsements shall not be a condition precedent to, or otherwise excuse or delay any of, Buyer’s obligations under this Agreement. Buyer shall have sole responsibility for obtaining, and bearing the cost of, any survey(s) required by the Title Company.
     7. Conditions Precedent to the Close of Escrow for the Benefit of Buyer. The Close of Escrow and Buyer’s obligation to consummate the transaction contemplated by this Agreement are subject only to the satisfaction or written waiver of the following conditions precedent for Buyer’s benefit by the dates designated below:
               7.1 Title. Buyer hereby approves any matters of title disclosed by the following documents (collectively, the “Title Documents”) prepared and delivered to Buyer by the Title Company: (a) the Preliminary Report v. 4 dated March 16, 2009, prepared and issued by the Title Company with respect to the Property and attached hereto as Exhibit E (the “Report”); and (b) copies of all recorded documents referred to in the Report. Upon the issuance of any amendment or supplement to the Report which adds additional exceptions not created or caused by Buyer, Buyer shall have the right of review and approval of said amendment or supplement (provided that the period for Buyer to review such amendment or supplement shall be one (1) business day from receipt of the amendment or supplement). If Buyer fails to notify Seller of its disapproval of any such new title exception(s) within said one (1) business day period, Buyer shall be deemed to have approved the same. If Buyer does notify Seller of its disapproval of any such new title exception(s) in writing within said one (1) business day period, Seller shall have the right, but not the obligation, to notify Buyer in writing within two (2) business days after receipt of Buyer’s written objection notice that Seller desires to have until the Close of Escrow in which to attempt to remove or to cure some or all of the disapproved items to Buyer’s reasonable satisfaction. In connection therewith, Seller shall have the option, in Seller’s sole discretion and without obtaining Buyer consent, of curing Buyer’s objection to any new mechanic’s lien in the face amount of Seventy-Five Thousand and No/100 Dollars ($75,000.00) or less by the posting of a bond by a reputable bonding company reasonably acceptable to Buyer, provided that Buyer shall have reasonable approval rights with respect to the form, terms, and amount of the bond so posted. If, in Seller’s reasonable estimation, such cure will require additional time, Seller shall have the right, but not the obligation, to extend the Scheduled Closing Date by five (5) business days. Seller’s notice may limit such attempts to cure or remove to exclude payment of money or taking any judicial action. Seller’s failure to deliver such notice to Buyer within such two (2) business day period with respect to any disapproved item shall be deemed to be an election by Seller not to attempt to remove or to cure such items. If Seller elects not to attempt to remove or to cure some or all of the disapproved items pursuant hereto, to Buyer’s reasonable satisfaction, or if Seller has agreed to attempt to remove or cure some or all of such disapproved items and is unable to or has failed to remove or cure the same, then Buyer shall have, as Buyer’s sole and exclusive remedy, the right exercisable on or before one (1) business day prior to the Scheduled Closing Date either (i) to waive such exceptions to title, and proceed to take title to the Property without any deduction or offset in the Purchase Price, or (ii) to terminate this Agreement and the Escrow by giving written notice of such termination to Seller and to Escrow Holder in which event Buyer and Seller shall have no further liability to the other hereunder except for those provisions that specifically survive the termination of this Agreement and the Deposit as well as the remainder of the Buyer Funds shall be returned to Buyer. Buyer’s failure to provide Seller or Escrow Holder with written notice of termination no later than one (1) business day prior to the Scheduled Closing Date shall constitute Buyer’s election under clause (i) above.
               7.2 Physical Condition. Buyer acknowledges that, as of the Execution Date, Buyer has conducted all such inspections, investigations, tests and studies, including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, and soils, seismic and geologic reports with respect to the Property, inspections of all or any portion of the Improvements (including, without limitation, structural, mechanical and electrical systems, roofs, pavement, landscaping and public utilities), development agreements and rights relating to the Property, the occupancy status of the Property and any other physical inspections and/or investigations as Buyer deemed necessary. In the event the physical condition of the Property undergoes any material adverse changes from its condition as of the Execution Date which would affect the use of the Property for development purposes in violation of Paragraph 23.2 below, Buyer shall have the right to terminate this Agreement as provided in Paragraph 7.7 below and the Deposit shall be refunded to Buyer.
               7.3 Receipt of Materials. By executing this Agreement, Buyer acknowledges that (i) it has been given an adequate chance to review materials related to the Property at Seller’s offices (the “Materials”), and (ii) it has waived the right to review any other documents relating to the physical or environmental condition of the Property, service contracts for the Property, and any other documents that Seller may possess, control, or have access to relating to the Property. Buyer shall rely on the Materials at its own risk, and acknowledges that Seller is under has made no representations or warranties of any kind whatsoever to Buyer as to the accuracy or completeness of the content of the Materials or any other information delivered to or made available to Buyer pursuant to this Agreement, as more fully provided in Paragraph 13.3 below. Seller shall not have any liability or responsibility to Buyer with respect to the accuracy or completeness of any of the Materials or other information or based upon or arising out of any use Buyer may make of the Materials or other information.
               For purposes of this Agreement, the term “Excluded Materials” shall mean any appraisals, internal reports, valuations, other offers or agreements relating to the acquisition or sale of the Property, economic evaluations of the Property, reports regarding the Property prepared by Seller or any affiliate of Seller for the internal use or for the information of the investors in Seller, privileged information, information related to Seller’s previous loans in connection with the Property, and any other proprietary information not relating to the physical or environmental condition of the Property. By executing this Agreement, Buyer acknowledges that it has no right to review any of the Excluded Materials.
               7.4 Covenants. By Scheduled Closing Date, Seller shall not be in material default in the performance of any material covenant or agreement to be performed by Seller under this Agreement.
               7.5 Seller’s Deliveries. On or prior to the Scheduled Closing Date, Seller shall have delivered to Escrow Holder the documents described in Paragraph 9.1.
               7.6 Representations and Warranties. All representations and warranties of Seller contained in Paragraph 13 of this Agreement shall be true and correct in all material respects as of the date made and as of the Close of Escrow with the same effect as if those representations and warranties were made at and as of the Close of Escrow.
               7.7 Election to Terminate or Waiver of Termination Right. The conditions set forth in this Paragraph 7 are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall at all times have the right to waive any such condition. Buyer shall not act or fail to act for the purpose of permitting or causing any condition to fail. Nothing contained in this Agreement shall require Seller to bring any suit or other proceeding, or to pay any sum, to satisfy any of such conditions. If any of the conditions in this Paragraph 7 are not timely satisfied by Seller or waived by Buyer, Buyer shall deliver written notice to Escrow Holder and Seller on or before the date which is one (1) business day prior to the Scheduled Closing Date, and Buyer shall have the right by any such timely notice to terminate this Agreement and the Escrow. If Buyer timely and properly terminates this Agreement in accordance with the foregoing, then, unless the failure of the condition in question is due to a breach of this Agreement by Buyer (in which event, the Deposit shall be paid to and retained by Seller), the Deposit, or such portion thereof that has theretofore been deposited by Buyer with Escrow Holder (less Buyer’s fifty percent (50%) share of any escrow and title cancellation fees and costs) shall be refunded to Buyer, all documents deposited into Escrow shall be returned to the party depositing such documents, and neither party shall have any further rights or obligations under this Agreement, except for those rights or obligations which expressly survive the termination of this Agreement. Buyer’s failure to notify Seller and Escrow Holder of its waiver of its right to terminate this Agreement pursuant to its rights set forth in this Paragraph 7.7 shall be deemed Buyer’s election to proceed with the Closing. Closing shall constitute conclusive evidence that Seller has fully performed its obligations under this Agreement and shall further constitute a waiver by Buyer of any claims, demands and causes of action that Buyer may have against Seller based upon any failure to perform such obligations prior to Closing. In the event that this Agreement is terminated prior to the Close of Escrow for any reason other than Seller’s default, Buyer shall be obligated to deliver to Seller copies of all studies, reports, tests, surveys, and other analyses pertaining to the Property received by Buyer, whether performed by Buyer itself or its consultants, agents, or vendors, provided that Buyer shall be deemed to make no representation as to and shall bear no responsibility for, the accuracy or completeness of said materials, and Seller shall rely on the same at its sole risk. Buyer’s obligation to deliver the information set forth in the immediately preceding sentence shall survive the termination of this Agreement.
     8. Conditions Precedent to the Close of Escrow for the Benefit of Seller. The Close of Escrow and Seller’s obligations with respect to the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver of the following conditions precedent for Seller’s benefit by the dates designated below:
               8.1 Buyer’s Deliveries. On or prior to the Scheduled Closing Date, Buyer shall have delivered to Escrow Holder the documents described in Paragraph 9.2.
               8.2 Representations and Warranties. All representations and warranties of Buyer contained in Paragraph 13 of this Agreement shall be true and correct in all material respects as of the date made and as of the Close of Escrow with the same effect as if those representations and warranties were made at and as of the Close of Escrow.
               8.3 Covenants. By the Closing, Buyer shall not be in default in the performance of any covenant or agreement to be performed by Buyer under this Agreement.
          The conditions set forth in this Paragraph 8 are solely for the benefit of Seller and may be waived only by Seller. Seller shall at all times have the right to waive any condition. Any such waiver or waivers shall be in writing and shall be delivered to Buyer. If any of the conditions in this Paragraph 8 is not satisfied or has not been so waived by Seller prior to the Scheduled Closing Date, Seller shall deliver written notice to Buyer describing the condition that has not been satisfied or waived, and if such condition remains unsatisfied as of the Scheduled Closing Date, then Seller shall have the right to terminate this Agreement and the Escrow by written notice to Buyer.
     9. Deliveries to Escrow Holder.
               9.1 Deliveries by Seller. At least one (1) business day prior to the Scheduled Closing Date, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments:
                    9.1.1 Deed. Seller shall deliver to Escrow Holder one (1) original of the grant deed in the form attached as Exhibit B for the Property, duly executed by Seller and acknowledged (the “Deed”).

                    9.1.2 FIRPTA. Seller shall deliver to Escrow Holder a Transferor’s Certification of Non-Foreign Status, in the form attached as Exhibit C, duly executed by Seller (“FIRPTA Certificate”) and California Form 593 satisfying the requirements of Section 18815 of the California Revenue and Taxation Code.
                    9.1.3 General Assignment. Seller shall deliver to Escrow Holder four (4) original counterparts of a General Assignment in the form attached hereto as Exhibit D (“General Assignment”), duly executed by Seller.
                    9.1.4 Other Documents. Seller shall deliver such other instruments and documents as may be reasonably requested by the Title Company and/or Escrow Holder.
               9.2 Deliveries by Buyer. At least one (1) business day prior to the Scheduled Closing Date, Buyer shall deposit or cause to be deposited with Escrow Holder the following:
                    9.2.1 Funds. Buyer shall deliver to Escrow Holder all funds necessary to close the Escrow in accordance with the terms of this Agreement (including, without limitation, the balance of Purchase Price as adjusted by any prorations).
                    9.2.2 General Assignment. Buyer shall deliver to Escrow Holder four (4) original counterparts of the General Assignment duly executed by Buyer.
                    9.2.3 Other Documents. Buyer shall deliver such other instruments and documents as may be reasonably requested by the Title Company and/or Escrow Holder (including, without limitation, with respect to Buyer’s authority).
     10. Costs and Expenses. If the transaction contemplated by this Agreement is consummated, then Seller shall bear the following costs and expenses: (A) all County and, if applicable, City documentary transfer taxes in connection with the recording of the Deed (except in connection with any financing obtained by Buyer); (B) the premium for the standard CLTA Owner’s title policy in the amount of the Purchase Price; (C) one-half (1/2) of Escrow Holder’s fees; (D) all document recording charges; and (E) Seller’s share of prorations under this Agreement. If the transaction contemplated by this Agreement is consummated, then Buyer shall bear the following costs and expenses: (i) the ALTA portion of title insurance premiums for the standard or extended ALTA Owners title policy, if any; (ii) the cost of any survey and the cost of any endorsements to the Title Policy; (iii) one-half (1/2) of Escrow Holder’s fees; and (vi) Buyer’s share of prorations under this Agreement. If, as a result of no fault of Buyer or Seller, Escrow fails to close, Buyer and Seller shall share equally all of Escrow Holder’s fees and charges; however, if the transaction fails to close as the result of the default of either party, then such defaulting party shall bear all Escrow Holder’s fees and expenses. Buyer shall bear all costs associated with its due diligence inspections regarding the Property, including, without limitation, the cost of any survey(s) procured by Buyer. Subject to the provisions of Paragraph 18 below, each party shall bear the cost of its own attorneys and consultants. All other costs and expenses shall be allocated between Buyer and Seller in accordance with the customary practice of Riverside County for transactions of this type.
     11. Prorations.
               11.1 General. Subject to the provisions of this Paragraph 11 and subject to the provisions of Paragraph 10 above, all revenues and expenses relating to the Property, including without limitation, real property taxes and assessments, homeowners association dues, and the like, shall be prorated on an accrual basis as of the Close of Escrow, based upon the actual number of days in the month the transfer occurs and the most current statement available to Escrow Holder. Such proration shall be made as of 12:01 a.m. Pacific Time on the Closing Date (the “Proration Time”). Notwithstanding the foregoing, (i) after the Close of Escrow, Buyer shall be solely liable and responsible for any real estate taxes and assessments, including, without limitation, any supplemental, “escape assessment” and “roll-back taxes”, and (ii) Seller shall have no responsibility for any real estate taxes or assessments after the Close of Escrow. All monthly prorations shall be calculated on actual days of the applicable month and all annual prorations shall be calculated based on a 365-day year. Not less than five (5) business days prior to the date on which the Close of Escrow shall occur, upon written request of Seller or Escrow Holder, Seller and Buyer shall agree upon a schedule of expenses and prorations (“Proration and Expense Schedule”), and Seller and Buyer shall cooperate to update promptly such Proration and Expense Schedule to the extent the anticipated date on which the Close of Escrow under this Agreement shall occur changes. If any prorations, apportionments or computations cannot be made under this Paragraph 11 because the necessary information is unavailable at the Proration Time, then the most recent information available for the Property shall be used by the parties in making such Prorations.
               11.2 Utilities. Without limiting the provisions of Paragraphs 10 and 11.1 above, as of the Closing, from and after the Close of Escrow, Seller shall not be responsible for any charges, fees, assessments or other amounts relating to utilities, including, without limitation, those for sewer, electricity, water and gas (the “Utility Charges”). Utility Charges shall not be prorated hereunder as part of Closing. Buyer shall be responsible to have any utility companies providing service to the Property, if any, switch service into Buyer’s name at Closing and shall be solely responsible to pay all Utility Charges owing in connection with any of the Property from and after the Closing. Nothing herein shall limit Seller’s liability directly to any utility company for any charges or fees which may be owing and are applicable to the period prior to Closing, provided that in no event shall Seller have any liability to Buyer in connection with any Utility Charges that may be applicable to periods prior to the Closing. Seller shall have the right, but not the obligation, to instruct any utility company that Seller no longer owns the Property.
     12. Disbursements and Other Actions by Escrow Holder. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner and order set forth below.
               12.1 Disburse Funds. Escrow Holder shall credit all matters stated to be credited in Paragraphs 3 and 10 and prorate all matters addressed in Paragraph 11 based upon the Proration and Expense Schedule and disburse the balance of the Purchase Price (together with all other items payable to Seller) to Seller promptly upon the Close of Escrow and remaining funds, if any, to Buyer.
               12.2 Recording. Escrow Holder shall cause the Deed, and any other documents which the parties hereto may mutually direct in writing, to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.
               12.3 Documents to Seller. Escrow Holder shall disburse to Seller two (2) originals of the General Assignment, one (1) conformed copy of the Deed recorded in the Official Records, and one (1) copy of any other document deposited into Escrow by Buyer pursuant hereto.
               12.4 Documents to Buyer. Escrow Holder shall deliver to Buyer the original FIRPTA Certificate executed by Seller, two (2) originals of the General Assignment, one (1) copy of any other document deposited into Escrow by Seller pursuant hereto, and one (1) conformed copy of the Deed recorded in the Official Records.
               12.5 Title Company. Escrow Holder shall direct the Title Company to issue the Title Policy for the Property to Buyer.
     13. Representations and Warranties.
               13.1 Seller’s Representations and Warranties. In consideration of Buyer entering into this Agreement and as an inducement to Buyer to purchase the Property, Seller makes the following representations and warranties, each of which is material and is being relied upon by Buyer (and the truth and accuracy of which shall constitute a condition precedent to Seller’s obligations hereunder).
                    13.1.1 Power. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated by this Agreement.
                    13.1.2 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with entering into this Agreement and the instruments referenced herein; and, by the Close of Escrow all such necessary action will have been taken to authorize the consummation of the transaction contemplated by this Agreement. By the Close of Escrow no additional consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party shall be required for Seller to consummate the transaction contemplated by this Agreement.
                    13.1.3 Individual Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.
                    13.1.4 No Conflict. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Seller is a party.
                    13.1.5 Non-Foreign Entity. Seller is not a foreign person or entity under the Foreign Investment in Real Property Tax Act of 1980, as amended.
                    13.1.6 Prior Loan Litigation. The Prior Loan Litigation, as defined in Paragraph 22 below, (i) is not related to any rights of possession of the Property, and (ii) does not affect Seller’s right to transfer its ownership interest to the Property to Buyer.
               13.2 Buyer’s Representations and Warranties. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property, Buyer makes the following representations and warranties, each of which is material and is being relied upon by Seller (and the truth and accuracy of which shall constitute a condition precedent to Seller’s obligations hereunder).
                    13.2.1 Power. Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated by this Agreement.
                    13.2.2 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with entering into this Agreement and the instruments referenced herein; and, by the Close of Escrow all such necessary action will have been taken to authorize the consummation of the transaction contemplated by this Agreement. By the Close of Escrow no additional consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party shall be required for Buyer to consummate the transaction contemplated by this Agreement.
                    13.2.3 Individual Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right, and actual authority to bind Buyer to the terms and conditions hereof and thereof.
                    13.2.4 No Conflict. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party.
                    13.2.5 Bankruptcy. Buyer has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made an assignment for the benefit of creditors.
               13.3 As-Is. BUYER HEREBY ACKNOWLEDGES THAT THE PROPERTY WAS ACQUIRED BY SELLER’S PREDECESSOR-IN-INTEREST PURSUANT TO A NON-JUDICIAL FORECLOSURE ACTION PURSUANT TO WHICH SELLER PERFORMED LITTLE OR NO INVESTIGATION AS TO THE PHYSICAL AND/OR ENVIRONMENTAL CONDITION OF THE PROPERTY, THE CONDITION OF TITLE THEREOF, THE ZONING AND/OR ENTITLEMENT STATUS THEREOF, OCCUPANCY STATUS, OR ANY OTHER ASPECT RELATING TO THE VALUE, USE, OR SUITABILITY OF THE PROPERTY OR ANY ELEMENT THEREOF FOR ANY PARTICULAR USE. BUYER FURTHER ACKNOWLEDGES THAT THE PURCHASE PRICE OF THE PROPERTY TAKES INTO ACCOUNT ANY RISK THAT BUYER MAY ACQUIRE PROPERTY THAT IS IN A CONDITION OR HAS CHARACTERISTICS THAT MAY PROVE UNSATISFACTORY TO BUYER. ACCORDINGLY, AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER AND THE PERFORMANCE BY SELLER OF ITS DUTIES AND OBLIGATIONS HEREUNDER, BUYER DOES HEREBY ACKNOWLEDGE, REPRESENT, WARRANT AND AGREE, TO AND WITH SELLER, THAT, TO THE MAXIMUM EXTENT PERMITTED BY LAW: (A) BUYER IS PURCHASING THE PROPERTY IN AN “AS-IS, WHERE IS, WITH ALL FAULTS” CONDITION AS OF THE DATE OF THE CLOSE OF ESCROW WITH RESPECT TO ANY FACTS, CIRCUMSTANCES, CONDITIONS AND DEFECTS; (B) SELLER HAS NO OBLIGATION TO REPAIR OR CORRECT ANY SUCH FACTS, CIRCUMSTANCES, CONDITIONS OR DEFECTS OR COMPENSATE BUYER FOR SAME; (C) OTHER THAN THE MATERIALS, SELLER HAS NOT PROVIDED, NOR DOES SELLER HAVE ANY OBLIGATION TO PROVIDE ANY DOCUMENTS RELATING TO THE PHYSICAL, OCCUPANCY, OR ENVIRONMENTAL CONDITION OF THE PROPERTY OR SERVICE CONTRACTS FOR THE PROPERTY OR ANY OTHER SIMILAR INFORMATION RELATED TO THE PROPERTY; (D) SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES REGARDING THE COMPLETENESS OR ACCURACY OF THE MATERIALS; AND (E) BY THE CLOSE OF ESCROW, BUYER SHALL HAVE UNDERTAKEN ALL SUCH INSPECTIONS AND EXAMINATIONS IN CONNECTION WITH THE PROPERTY AS BUYER DEEMS NECESSARY OR APPROPRIATE UNDER THE CIRCUMSTANCES (INCLUDING, WITHOUT LIMITATION, THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTY, THE ZONING OF THE PROPERTY, THE PROPERTY’S COMPLIANCE WITH APPLICABLE LAWS, THE CONDITION OF ANY IMPROVEMENTS ON THE PROPERTY, THE OCCUPANCY STATUS OF THE PROPERTY, AND THE AVAILABILITY OR LACK THEREOF OF ENTITLEMENTS FOR THE DEVELOPMENT AND USE OF THE PROPERTY), AND THAT BASED UPON THE SAME, BUYER IS AND WILL BE RELYING STRICTLY AND SOLELY UPON SUCH INSPECTIONS AND EXAMINATIONS AND THE ADVICE AND COUNSEL OF ITS AGENTS, CONSULTANTS, CONTRACTORS, VENDORS AND OFFICERS. BUYER IS AND WILL BE FULLY SATISFIED THAT THE PURCHASE PRICE IS FAIR AND ADEQUATE CONSIDERATION FOR THE PROPERTY IN LIGHT OF THE CONDITION OF THE PROPERTY AND THE CIRCUMSTANCES AND MANNER IN WHICH SELLER HAS ACQUIRED THE SAME AND HAS ELECTED TO CONVEY THE SAME TO BUYER PURSUANT TO THIS AGREEMENT. NEITHER SELLER NOR ANY REPRESENTATIVE, MEMBER, AGENT, EMPLOYEE, PROPERTY MANAGER, BROKER, PRINCIPAL, PARTNER, AFFILIATE OR CONSULTANT OF SELLER IS MAKING OR HAS MADE ANY WARRANTY OR REPRESENTATION (EITHER EXPRESS OR IMPLIED) WITH RESPECT TO ALL OR ANY PART OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, ANY MATTERS CONTAINED IN THE MATERIALS OR ANY OTHER DOCUMENTS MADE AVAILABLE OR DELIVERED TO BUYER IN CONNECTION WITH THIS AGREEMENT) AS AN INDUCEMENT TO BUYER TO ENTER INTO THIS ESCROW AND THEREAFTER TO PURCHASE THE PROPERTY OR FOR ANY OTHER PURPOSE. BUYER HEREBY EXPRESSLY DISCLAIMS (ON BEHALF OF ITSELF AND ANY PARTY AFFILIATED WITH OR RELATED TO BUYER) ANY AND ALL SELLER REPRESENTATIONS AND WARRANTIES (EITHER EXPRESS OR IMPLIED), EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN PARAGRAPH 13.1 ABOVE. BY REASON OF ALL OF THE FOREGOING, BUYER SHALL ASSUME THE FULL RISK OF ANY LOSS OR DAMAGE OCCASIONED BY ANY FACT, CIRCUMSTANCE, CONDITION, OR DEFECT IN CONNECTION WITH THE PROPERTY, INCLUDING WITHOUT LIMITATION THE PRESENCE OF ANY ASBESTOS CONTAINING MATERIAL, HAZARDOUS, TOXIC

OR RADIOACTIVE WASTE, SUBSTANCE OR MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY, AND THE RIGHTS OF ANY TENANTS OR OCCUPANTS OF THE PROPERTY TO OCCUPY ANY PORTION THEREOF. BUYER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES AND RELEASES SELLER AND ALL OF ITS PARENTS, MEMBERS, SUBSIDIARIES, AFFILIATES, PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS, CONSULTANTS, ATTORNEYS, AGENTS, AND EMPLOYEES, AND THEIR RESPECTIVE SUCCESSORS, HEIRS AND ASSIGNS AND EACH OF THEM (INDIVIDUALLY AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL RIGHTS AND CLAIMS AGAINST SELLER AND/OR THE RELEASED PARTIES IN CONNECTION WITH THE PROPERTY INCLUDING, WITHOUT LIMITATION, THE CONDITION, VALUATION, MARKETABILITY, OR UTILITY OF THE PROPERTY FOR ANY USE (INCLUDING WITHOUT LIMITATION ANY RIGHTS OF BUYER UNDER THE STATE OR FEDERAL COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, AS AMENDED FROM TIME TO TIME, OR SIMILAR LAWS). BUYER ACKNOWLEDGES AND AGREES THAT THE FOREGOING WAIVER AND RELEASE INCLUDES ALL RIGHTS AND CLAIMS OF BUYER AGAINST SELLER IN CONNECTION WITH THE PROPERTY, WHETHER HERETOFORE OR NOW EXISTING OR HEREAFTER ARISING, OR WHICH COULD, MIGHT, OR MAY BE CLAIMED TO EXIST, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, LIQUIDATED OR UNLIQUIDATED, EACH AS THOUGH FULLY SET FORTH HEREIN AT LENGTH, WHICH IN ANY WAY ARISE OUT OF, OR ARE CONNECTED WITH, OR RELATE TO, THE PROPERTY. THIS RELEASE INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE OF WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER’S RELEASE TO SELLER. IN CONNECTION WITH THE SAME AND TO THE EXTENT PERMITTED BY LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT FACT AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER AND THE RELEASED PARTIES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS PARAGRAPH 13.3 SHALL BE DEEMED TO CONTRAVENE, LIMIT, OR OTHERWISE NEGATE ANY OF SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT.
BUYER EXPRESSLY WAIVES THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE OR, IF THE PROPERTY IS NOT LOCATED IN CALIFORNIA, ANY SIMILAR STATUTE IN THE STATE, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
                    WAS

Buyer’s Initials
     14. Entry onto Land. Provided that Buyer is not in default of its obligations under this Agreement from and after the Execution Date through the earlier of the termination of this Agreement or the Closing, upon not less than twenty-four (24) hours’ advance written notice to Seller and at times reasonably agreed to by Seller, Buyer, its agents, consultants, contractors and subcontractors shall have the right to enter upon any portion of the Property to conduct or make any and all non-intrusive and non-invasive inspections and tests as may be necessary or desirable, subject to the limitations set forth below in this Paragraph 14. Said entry shall be solely for the purpose of verifying the condition to closing set forth in Paragraph 7.2 above and shall not deemed to create any additional rights of disapproval or inspection by Buyer. Nothing herein shall authorize any subsurface testing or drilling on the Property by

Buyer or its environmental consultant unless specifically approved in writing by Seller, which Seller may condition or deny in its sole discretion. Prior to any entry upon the Property pursuant to this Paragraph 14 by Buyer or any of its employees, contractors, vendors, consultants, or agents, and prior to any meeting with any governmental officials or departments having jurisdiction over the Property, and subject to Seller’s reasonable agreement as to the time, place, and manner of Buyer’s entry upon any portion of the Property, Buyer shall provide Seller with at least twenty-four (24) hours’ advance written notice, and Seller shall have the right to be present (or to cause an employee, agent, contractor, or consultant of Seller to be present) for such entry, inspection and/or meeting, as applicable. Buyer shall obtain or cause its consultants to obtain (and provide evidence to Seller), at Buyer’s sole cost and expense, prior to commencement of any investigative activities on the Property, a policy of commercial general liability insurance covering any and all liability of Buyer and Seller with respect to or arising out of any investigative activities. Such policy of insurance shall name Seller as an additional insured and shall be kept and maintained in force during the term of this Agreement and so long thereafter as necessary to cover any claims of damages suffered by persons or property resulting from any acts or omissions of Buyer, Buyer’s employees, agents, contractors, suppliers, consultants or other related parties. Such policy of insurance shall have liability limits of not less than Two Million Dollars ($2,000,000.00) combined single limit per occurrence for bodily injury, personal injury and property damage liability.
          Buyer shall promptly, upon its receipt thereof, deliver to Seller, at no cost or expense to Seller, a copy of all tests, reports, analysis and the like, excluding financial analysis, obtained and/or prepared pursuant to the provisions of this Paragraph 14, provided that Buyer shall be deemed to make no representation as to and shall bear no responsibility for, the accuracy or completeness of said materials, and Seller shall rely on the same at its sole risk. Buyer shall keep all documents and information received from Seller and/or its agents and the results of all of its inspections, studies, investigations, analysis, reports and the like confidential except as required by law and except for disclosures made to Buyer’s agents, consultants and employees. Buyer hereby consents and agrees, upon written demand from Seller, to indemnify, defend, by counsel of Seller’s choosing, and hold the Property, Seller and their respective officers, members, partners, directors, shareholders, participants, affiliates, employers, representatives, invitees, agents and contractors free and harmless from and against any and all claims, costs, including, without limitation, attorneys’ fees and legal costs, losses, liabilities, damages, liquidated or unliquidated, and expenses arising out of or resulting from such entry by Buyer, its agents, consultants, contractors, subcontractors and employees, whether or not the same have been adjudicated or determined by a court or by another legal procedure. Additionally, Buyer shall immediately, at its sole cost and expense, repair any and all damage arising out of or resulting from any such entry upon the Property and any acts or omissions by Buyer, its agents, employees, consultants, contractors, subcontractors, and shall immediately, at its sole cost and expense, restore the Property to the condition that existed immediately prior to such entry by Buyer, its agents, employees, consultants, contractors and subcontractors. Furthermore, Buyer hereby agrees not to contact any governmental agencies with respect to the Property without Seller’s prior written consent, which Seller may withhold or condition in its sole discretion. Buyer shall keep the Property free and clear of any mechanics’ liens or materialmen’s liens related to Buyer’s inspection and the other activities contemplated in this Paragraph 14. All of Buyer’s obligations set forth in this Paragraph 14 shall survive the Close of Escrow and shall not be merged with the Deed, and shall survive the termination of this Agreement and Escrow prior to the Close of Escrow, and shall not be limited by any provision of this Agreement.
     15. Enforcement and Legal Fees.
               15.1 BUYER’S DEFAULT. IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED IN THIS AGREEMENT BY REASON OF ANY DEFAULT OF BUYER, SELLER’S SOLE REMEDY (EXCEPT AS PROVIDED BELOW) SHALL BE TO TERMINATE THIS AGREEMENT AND RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES AND SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER. BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER IN THE EVENT BUYER DEFAULTS HEREUNDER AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS HEREIN PROVIDED. BUYER AND SELLER THEREFORE AGREE THAT A REASONABLE PRESENT ESTIMATE OF THE NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT OF BUYER’S DEFAULT OR BREACH

HEREUNDER IS AN AMOUNT OF MONEY EQUAL TO THE DEPOSIT WHICH SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. THE FOREGOING SHALL NOT LIMIT SELLER’S REMEDIES WITH RESPECT TO BUYER’S OBLIGATIONS (INCLUDING, WITHOUT LIMITATION, ITS INDEMNIFICATION OBLIGATIONS) UNDER PARAGRAPHS 14, 17 AND 21.15 OF THIS AGREEMENT AND THE ATTORNEYS’ FEES PROVISION SET FORTH IN PARAGRAPH 18 BELOW, AND ANY OBLIGATIONS UNDER THIS AGREEMENT THAT EXPRESSLY SURVIVE THE CLOSE OF ESCROW OR ANY EXPIRATION OR TERMINATION OF THIS AGREEMENT.

RJM SELLER’S INITIALS	WAS BUYER’S INITIALS
               15.2 SELLER’S DEFAULT. IF SELLER FAILS TO COMPLETE THE PURCHASE AS PROVIDED HEREIN, THEN BUYER SHALL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY, WHETHER AT LAW OR IN EQUITY, TO TERMINATE THIS AGREEMENT AND RECOVER THE DEPOSIT TO THE EXTENT MADE BY BUYER AS OF THE DATE OF THE SUBJECT TERMINATION OF THIS AGREEMENT; PROVIDED HOWEVER THAT IN LIEU OF TERMINATING THIS AGREEMENT AND RECOVERING ITS DEPOSIT, BUYER SHALL BE ENTITLED TO PURSUE SPECIFIC PERFORMANCE OF THIS AGREEMENT WITHOUT RIGHT TO ANY DAMAGES OR OTHER EQUITABLE RELIEF WHATSOEVER, BUT ONLY IF: (A) BUYER DEPOSITS WITH ESCROW HOLDER, BY 12:00 P.M. PACIFIC TIME ON THE SCHEDULED CLOSING DATE THE FOLLOWING: (1) THE CASH BALANCE OF THE PURCHASE PRICE; (2) ALL CLOSING DOCUMENTS REQUIRED HEREUNDER FROM BUYER; (3) AN UNCONDITIONAL RELEASE OF SELLER FROM ALL LIABILITIES AND OBLIGATIONS ARISING UNDER THE TRANSACTION DOCUMENTS OTHER THAN THE OBLIGATION TO DELIVER THE DOCUMENTS NECESSARY TO CAUSE THE CLOSE OF ESCROW TO OCCUR AS REQUIRED UNDER THIS AGREEMENT AND ANY OTHER OBLIGATIONS OF SELLER UNDER THIS AGREEMENT THAT EXPRESSLY SURVIVE THE CLOSE OF ESCROW; AND (4) AN UNCONDITIONAL, IRREVOCABLE WRITTEN INSTRUCTION TO ESCROW HOLDER TO CLOSE THE TRANSACTION THAT IS THE SUBJECT OF THIS AGREEMENT; (B) BUYER FILES SUCH SPECIFIC PERFORMANCE ACTION WITHIN FIVE (5) BUSINESS DAYS OF THE DATE ON WHICH BUYER FIRST ALLEGES THAT SELLER BREACHED THIS AGREEMENT; AND (C) BUYER THEREAFTER DILIGENTLY PROSECUTES SUCH ACTION TO COMPLETION.

RJM SELLER’S INITIALS	WAS BUYER’S INITIALS
     16. Notices. Any notice, demand, consent, approval, request, or other communication or document to be provided hereunder to a party hereto shall be in writing and shall be given to such party and its counsel at the addresses or facsimile numbers set forth in the Basic Provisions above, or such other address or facsimile number as such party may hereafter specify for that purpose by notice to the other party. Each such notice, request, or communication shall, for all purposes, be deemed given and received: (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified above during normal business hours (i.e., 8:00 a.m. to 5:00 p.m. Pacific Time) and confirmation of complete receipt is received during normal business hours (e.g., if a facsimile confirmation is received at 7:00 P.M. Pacific Time, such facsimile shall be deemed to have been delivered at 8:00 A.M. the following business day); (b) if hand delivered against receipted copy, when the copy thereof is receipted; (c) if given by a recognized overnight delivery service, the day on which such notice, request, or other communication is actually received, or if on a weekend or nationally recognized holiday, the following business day; or (d) or if given by certified mail, return receipt requested, postage prepaid, two (2) business days after it is posted with the United States Postal Service, to the addresses specified in the Basic Provisions. Notices to Seller shall be directed to Seller and Seller’s Counsel and notices to Buyer shall be directed to Buyer and Buyer’s Counsel. Notices by electronic mail shall not be permitted.

               Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 16. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.
     17. Broker. Upon the Close of Escrow as contemplated herein (but not otherwise), Seller shall pay a real estate brokerage commission to the broker identified in Paragraph VI of the Basic Provisions (“Broker”), in accordance with Seller’s separate agreement with Broker. Each party hereto agrees to indemnify, defend, protect, and hold harmless the other party from and against any and all losses, liens, claims, judgments, liabilities, costs, expenses and damages (including reasonable attorneys’ fees and other legal costs) of any kind of character arising out of or resulting from any agreement, arrangement or understanding (except as set forth above with respect to Broker) alleged to have been made by such party or on its behalf with any broker or finder in connection with this Agreement or transaction contemplated under this Agreement. The foregoing indemnity shall survive the Close of Escrow or the earlier termination of this Agreement and shall not be limited by any provision of this Agreement.
     18. Legal Fees. If either Buyer or Seller brings any action, arbitration or suit against the other for any matter relating to or arising out of this Agreement, then the prevailing party in such action or dispute, whether by final judgment or settlement, shall be entitled to recover from the other party all costs and expenses of suit, including actual attorneys’ fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including actual attorneys’ fees incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, such costs shall include, without limitation, in-house and outside attorneys’ fees, costs and expenses.
     19. Assignment. Buyer may not assign, transfer or convey its rights or obligations under this Agreement at any time without the prior written consent of Seller, which Seller may withhold in its sole and absolute discretion; provided, however, Buyer may, without the consent of Seller, assign its rights under this Agreement to an entity controlled by, controlling or under common control with Buyer upon the following conditions: (a) the assignee of Buyer shall assume all obligations of Buyer hereunder, but Buyer shall remain primarily liable for the performance of Buyer’s obligations; and (b) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at least three (3) business days prior to Closing.
     20. Damage or Destruction, Condemnation, Insurance.
               20.1 Condemnation. If at any time prior to the Closing any “material” portion of the Property is condemned or taken by eminent domain proceedings by any public authority, then at Buyer’s sole option, to be exercised within ten (10) days after Buyer’s receipt of notice of such taking, this Agreement shall terminate, and the Deposit shall be promptly returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. As used in this Paragraph 20.1, the term “material” shall mean a taking which materially and adversely affects the value or operations of the Property and adversely affects the value of the Property by more than twenty percent (20%) of the Purchase Price. Seller shall give Buyer written notice of any taking promptly after Seller obtains knowledge thereof. If Buyer does not timely notify Seller in writing of its election to terminate this Agreement, Buyer shall be deemed to have elected not to terminate this Agreement. If Buyer elects or is deemed to have elected not to terminate this Agreement, the parties shall proceed to the Closing without a reduction in the Purchase Price and all condemnation proceeds paid or payable to Seller, if any, shall belong to Buyer and shall be paid over and assigned to Buyer when and if received by Seller. Seller shall have no obligation to make any repairs to the Property in the event of any condemnation.
               20.2 Damage and Destruction. If at any time prior to the Closing a material portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever, then at Buyer’s sole option, to be exercised within five (5) days after Buyer’s receipt of notice of such destruction or damage, this Agreement shall terminate, the Deposit shall be returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. If Buyer does not timely notify Seller in writing of its election to terminate this Agreement, Buyer shall be deemed to have elected not to terminate this Agreement. As used in this Paragraph 20.2, the term “material” shall be deemed to be a damage or destruction in excess of twenty percent (20%) of the Purchase Price. If less than a material portion of the Property is damaged or destroyed or if a material portion is damaged or destroyed and Buyer elects or is deemed to have elected not to terminate this Agreement, the parties shall proceed to the Closing without reduction in the Purchase Price and all insurance proceeds paid or payable to Seller, if any, as a result of such casualty shall belong to Buyer and shall be paid over and assigned to Buyer when and if received by Seller. Seller shall have no obligation to make any repairs to the Property in the event of any damage or destruction.
     21. Miscellaneous.
               21.1 Not an Offer. Notwithstanding anything to the contrary in this to Agreement, the signing of this Agreement by Buyer constitutes an offer which shall not be deemed accepted by Seller unless and until Seller has signed this Agreement and delivered a duplicate original to Buyer and Escrow Holder and Buyer has deposited the Deposit with Escrow Holder. Seller’s delivery of unsigned copies of this Agreement is solely for the purpose of review by Buyer, and unless and until this Agreement has been mutually executed by Seller and Buyer and deposited with Escrow Holder and Buyer has deposited the Deposit with Escrow Holder as required under this Agreement, neither the this Agreement, nor the transmittal thereof to Buyer or any officer, director, employee, consultant, broker, or agent of Buyer, nor any communication by Seller, or any officer, director, employee, consultant, broker, or agent of Seller, shall create any obligation on the part of Seller.
               21.2 No Obligations Prior to Execution. This Agreement and all other communications relating to this Agreement, the Property and/or any matters relating thereto are made based on the express understanding of Seller that, unless and until this Agreement has been mutually executed by Seller and Buyer and deposited with Escrow Holder and Buyer has deposited the Deposit with Escrow Holder, (a) Seller shall have no obligation whatsoever in connection with this Agreement or the conveyance of the Property to Buyer, including, but not limited to, any obligation to continue negotiating with Buyer or any affiliate, officer, director, employee, agent, or consultant thereof, regarding the Property, this Agreement, or any other agreement or document relating to the Property, in good faith or otherwise, (b) Seller shall retain at all times the right, in its sole and subjective discretion, to reject any and all proposals and other expressions of interest regarding any possible transaction between Seller and Buyer or any affiliate of Buyer relating to the Property, (c) Seller shall retain at all times the right, in its sole and subjective discretion, to unilaterally terminate any and all negotiations with Buyer and/or any affiliate of Buyer relating to this Agreement or the Property, and (d) Seller shall retain at all times the right, without any restraint whatsoever, to negotiate with other parties and/or enter into an Agreement of Purchase and Sale or any other transaction with any other party involving all or any part of the Property.
               21.3 Back-Up Offers. Notwithstanding the mutual execution and delivery of this Agreement by Seller and Buyer and Buyer’s making the Deposit as required under this Agreement, until such time as the Property is conveyed to Buyer, or the provisions of Paragraph 23 below, Seller shall retain the right, in its sole and subjective discretion, to seek and obtain back-up offers and agreements for the purchase of the Property by parties other than Buyer.
               21.4 Computation of Time Periods. If the Contingency Date, the Scheduled Closing Date, the Closing or any other date or time period provided for in this Agreement occurs on a Saturday, Sunday or federal, state or legal holiday, then such date shall automatically be extended until the next day which is not a Saturday, Sunday or federal, state or legal holiday.
               21.5 Captions. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

               21.6 No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto. No Broker shall be a third party beneficiary of this Agreement.
               21.7 Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated in this Agreement by this reference for all purposes.
               21.8 Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.
               21.9 Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.
               21.10 Applicable Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except for any choice-of-law principles which provide for the application of the laws of another jurisdiction. Venue for any action or legal proceeding arising under or in connection with this Agreement shall be in the appropriate court in Orange County, California.
               21.11 Fees and Other Expenses; Utilities and Services. Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses in connection with this Agreement. Buyer shall, at its sole cost and expense, upon the Close of Escrow, transfer all utilities and services at the Property into Buyer’s name, so that Seller has no further obligations in connection therewith; the provisions of this sentence shall survive the Close of Escrow and shall not be merged with the Deed.
               21.12 Entire Agreement. This Agreement (including all Exhibits attached hereto) supersedes any prior agreements (including, without limitation, any “confidentiality” or other agreement executed by Seller and Buyer), negotiations and communications, oral or written, and contains the entire agreement between, and the final expression of, Buyer and Seller with respect to the subject matter hereof. No subsequent agreement, representation, or made by either party hereto, or by or to an employee, officer, agent or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby.
               21.13 Successors and Assigns. Subject to the restrictions set forth in Paragraph 19 hereof, this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.
               21.14 Construction. The parties acknowledge and agree that (A) each party hereto is of equal bargaining strength, (B) each such party has actively participated in the drafting, preparation and negotiation of this Agreement, (C) each such party has consulted with such party’s own, independent counsel, and such other professional advisors as such party has deemed appropriate, relating to any and all matters contemplated under this Agreement, (D) each such party and such party’s counsel and advisors have reviewed this Agreement, (E) each such party has agreed to enter into this Agreement following such review and the rendering of such advice, and (F) any rule of construction to the effect that ambiguities are to be resolved against the drafting parties shall not apply in the interpretation of this Agreement, or any portions hereof, or any amendments hereto.
               21.15 Limitation of Liability; Indemnity. Buyer acknowledges and agrees that neither the trustees, shareholders, officers, members, investment managers, affiliates, employees, partners nor advisors of Seller, assume any personal liability for obligations entered into by or on behalf of Seller. Notwithstanding any other provision of this Agreement to the contrary or any rights that Buyer may have at law or in equity, (a) in no event shall Seller have any liability for speculative, special, consequential or punitive damages, and (b) in no event shall Seller’s liability under or otherwise in connection with Transaction Documents including, without limitation, any representations, warranties, covenants and other obligations (whether express or implied) set forth in this Agreement or any other agreements or documents executed in connection herewith and/or otherwise in connection with the Property exceed the sum of one hundred thousand dollars ($100,000). Notwithstanding anything to the contrary contained in this Agreement, Buyer hereby agrees that any action or claim under or otherwise in connection with the Transaction Documents and/or otherwise in connection with the Property asserted by Buyer against Seller or any of the Released Parties must be filed (if at all) within six (6) months following the Closing in a court of competent jurisdiction, and Buyer hereby waives any right to bring any such claim or action thereafter. Buyer’s remedies prior to Closing shall be limited as set forth in Paragraph 15.2.
          Notwithstanding anything to the contrary set forth in this Agreement, Buyer hereby covenants and agrees to indemnify, defend, protect, and hold Seller and the Released Parties free and harmless from and against any and all claims, costs, losses, liabilities, damages and expenses arising in connection with and/or relating to the Property (including, without limitation, any tenants) and/or the ownership, use and/or operation thereof on and after the Close of Escrow. The foregoing indemnity shall survive the Close of Escrow and shall not be limited by any provision of this Agreement.
          The provisions of this Paragraph 21.15 shall survive the Closing.
               21.16 Time of the Essence. All times provided for in this Agreement for the performance of any act shall be strictly construed, time being of the essence.
               21.17 Recording. The parties agree that this Agreement shall not be recorded. If Buyer causes this Agreement or any notice or memorandum thereof to be recorded, this Agreement shall be null and void at the option of Seller.
               21.18 Confidentiality. Until the Close of Escrow, Buyer will keep confidential the Purchase Price, the other terms of this Agreement, and all information concerning the Property (as disclosed, discovered or determined in connection with this transaction); provided, however, Buyer may disclose such information to (a) those employed by Buyer (subject to their agreement to abide by the terms of this paragraph); (b) third parties as required under applicable law; and (c) Buyer’s potential financial partners and lenders (subject to their agreement to abide by the terms of this paragraph).
          Without limiting the foregoing, between the Effective Date and the Close of Escrow, Buyer will not release or cause or permit to be released any press notices, or other publicity (oral or written) or advertising or promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms and/or conditions or the fact of or substance of this Agreement, except for disclosures required by law in connection with Buyer’s status as a publicly traded entity, without first obtaining the written consent of Seller, which consent shall not be unreasonably withheld. Additionally, after the Close of Escrow, Buyer shall not release or cause or permit to be released any press notices, or other publicity (oral or written) or advertising or promotion relating to this Agreement or the sale of the Property by Seller to Buyer, without the prior written consent of Seller. The provisions of this paragraph shall survive the Close of Escrow and shall not be merged with the Deed.
               21.19 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS AGREEMENT, FOR DAMAGES FOR ANY BREACH UNDER THIS AGREEMENT, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.
               21.20 Recordation; Actions to Clear Title. Buyer shall not record this Agreement, any memorandum of this Agreement, any assignment of this Agreement or any other document which would cause a cloud on the title to the Property. If Buyer fails to complete its purchase of the Property for any reason except Seller’s default, at Seller’s request, Buyer shall, at no cost to Seller, promptly execute, acknowledge and deliver to Seller a quitclaim deed prepared by Seller at its cost, in recordable form, in favor of Seller and any other documents requested by and prepared by Seller at its cost to confirm that neither this Agreement nor any Escrow relating to this Agreement in any manner created any interest running to the benefit of Buyer affecting title to the Property; Buyer’s compliance with this sentence shall be a condition precedent to the return of the Deposit to Buyer. Seller shall pay the cost to record such quitclaim deed. Without limiting the foregoing, if Buyer fails to so execute and deliver such document, in addition to any liquidated damages payable to Seller pursuant to this Agreement, Buyer shall pay all losses, damages, costs and expenses, including, but not limited to, Seller’s reasonable attorneys’ fees, incurred in connection with Buyer’s breach of its obligations under this Paragraph 21.20.
               21.21 1031 Exchange. Buyer and Seller hereby agrees to reasonably cooperate with each other and shall execute any and all documents necessary, in the form reasonably approved by the both parties, which shall assign all of such party’s right, title and interest in and to this Agreement to an intermediary, which intermediary shall complete the sale/purchase of the Property, in order to accommodate a tax-deferred exchange for such party pursuant to the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended; provided, however, that in no event shall (i) either party hereto be required to incur any additional costs, expenses, obligations or other liabilities in connection with assisting the other party with a tax-deferred exchange (other than any costs and expenses resulting from the review of exchange documents), (ii) such exchange delay or be a condition to the Closing, or (iii) either party hereto be required to take title to any real property other than the Property.
               21.22 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument.
               21.23 True Sale. It is the intention of the parties that the Buyer is purchasing, and the Seller is selling, the Property and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for reporting, accounting and Federal income tax purposes as a sale by the Seller, and a purchase by the Buyer, of the Property. The Buyer shall have the right to review the Property to determine the characteristics of the Property and the transactions contemplated under this Agreement which shall affect the Federal income tax consequences of owning the Property and the Seller shall cooperate with all reasonable requests made by the Buyer in the course of such review.
     22. Litigation. Buyer acknowledges that (i) Seller (or Seller’s predecessor-in-interest), as lender, acquired the Property from the prior owner through foreclosure, deed-in-lieu of foreclosure, or otherwise as a result of the prior owner’s default under the terms and conditions set forth in one or more agreements evidencing a loan made by Seller (or Seller’s predecessor-in-interest) which was secured in whole or in part by the Property (“Prior Loan”), and (ii) Seller is currently engaged in ongoing litigation against the prior owner and certain other related parties (collectively, the “Prior Owner Parties”) emanating from the Prior Owner Parties’ obligations under the terms of a personal guarantee issued by one or more of the Prior Owner Parties in connection with the Prior Loan (the “Prior Loan Litigation”). Seller hereby represents and warrants to Buyer that, the Prior Loan Litigation pertains only to the personal guarantee obligations of the Prior Loan Parties and, to Seller’s knowledge, shall have no effect on the status of Buyer’s title to the Property following the Closing. Nothing in this Agreement nor any of the documents to be entered into by Seller and Buyer pursuant to this Agreement, including, without limitation, the Grant Deed and/or the General Assignment, shall in any way prevent, prohibit, or otherwise limit Seller’s right to continue to pursue the Prior Loan Litigation or to exercise any other legal remedies it may have against the Prior Loan Parties, and Seller shall in all events retain all right, title, and interest in and to the Prior Loan Litigation and any and all amounts which Seller may recover in connection with the Prior Loan Litigation including, without limitation, any settlement amounts, judgments, awards, cost reimbursements, or otherwise.
     23. Operation of Property Pending Close of Escrow. From and after the Execution Date and continuing until the earlier of (i) the Closing, or (ii) the termination of this Agreement, the following shall apply:
          23.1 Seller shall not sell, convey, grant, assign or otherwise transfer (on or off record) the Property or any interest therein which would survive the Closing, and which would materially and adversely affect the use of the Property by Buyer, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

          23.2 Seller shall not alter the physical condition of the Property in a way that which would materially and adversely affect the use of the Property for development purposes.
          23.3 Seller shall convey to Buyer all material notices and/or communications Seller may receive from any governmental body pertaining to the Property within three (3) business days upon Seller’s receipt thereof.
[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the day and year first written above.

BUYER:

SPT-LAKE ELSINORE HOLDING CO., LLC,
a Delaware limited liability company

By: Shopoff Partners, L.P., a Delaware
      limited partnership, sole member

By: Shopoff General Partner, LLC, a
      Delaware limited liability company,
      general partner

By: Shopoff Properties Trust, Inc.,
      a Maryland corporation, manager

By:	/s/ William A. Shopoff
William A. Shopoff,
President and CEO

SELLER: U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Richard J. Mikos
	Name:	Richard J. Mikos
	Its:	Executive Vice President

By:
Name:
Its:

ACCEPTANCE BY ESCROW HOLDER
               First American Title Insurance Company acknowledges that it has received a fully executed original or original executed counterparts of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions (the “Agreement”) and agrees to act as Escrow Holder under the Agreement and to be bound by and strictly perform the terms thereof as such terms apply to Escrow Holder.

Dated: May 13, 2009	COMMONWEALTH LAND TITLE COMPANY
	By:	/s/ Nathan Thompson
		Name:	Nathan Thompson
		Its:	Escrow Officer

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY
All that certain real property situated in the County of Riverside, State of California, described as follows:
PARCEL A:
THE SOUTH HALF OF THE SOUTHWEST QUARTER OF SECTION 14, TOWNSHIP 5 SOUTH, RANGE 3 WEST, SAN BERNARDINO BASE AND MERIDIAN, AS SHOWN BY UNITED STATES GOVERNMENT SURVEY.
EXCEPTING THEREFROM THAT PORTION THEREOF INCLUDED IN ROMOLA FARMS NO. 15, AS SHOWN BY MAP ON FILE IN BOOK 15, PAGES 98, 99 AND 100 OF MAPS, RIVERSIDE COUNTY RECORDS.
ALSO EXCEPTING THEREFROM THE SOUTHERLY 390 FEET OF SAID SOUTHWEST QUARTER AS GRANTED TO SOUTHERN CALIFORNIA EDISON COMPANY BY DEED RECORDED MAY 13, 1969 AS INSTRUMENT NO. 46789 OF OFFICIAL RECORDS.
PARCEL B:
LOTS 1686, 1687, 1690, 1691, 1692, 1693 OF ROMOLA FARMS 15 AS SHOWN BY MAP ON FILE IN BOOK 15, PAGES 98, 99 AND 100 OF MAPS, RIVERSIDE COUNTY RECORDS, TOGETHER WITH THAT PORTION OF SAN JACINTO ROAD (LOT “V”) ADJOINING SAID LOTS 1686 AND 1687 ON THE EAST AND LOTS 1690 AND 1691 ON THE WEST, AND THAT PORTION OF PALOMAR ROAD (LOT “W”) ADJOINING LOTS 1692 AND 1693 ON THE EAST, WHICH WOULD PASS WITH A CONVEYANCE OF SAID LAND.
PARCEL C:
THE SOUTHERLY 390 FEET OF THE SOUTHWEST ONE-QUARTER OF SECTION 14, TOWNSHIP 5 SOUTH, RANGE 3 WEST, SAN BERNARDINO MERIDIAN.
EXCEPTING THEREFROM THAT PORTION THEREOF INCLUDED WITHIN ROMOLA FARMS 15 AS SHOWN ON MAP ON FILE IN BOOK 15, PAGES 98, 99 AND 100 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
PARCEL D:
LOTS 1688, 1689, 1694 AND 1695 OF ROMOLA FARMS 15 AS SHOWN ON MAP ON FILE IN BOOK 15, PAGES 98, 99 AND 100 OF MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, TOGETHER WITH THAT PORTION OF SAN JACINTO ROAD (LOT V) ADJACENT TO SAID LOTS 1688 AND 1689 AND THAT PORTION OF PALOMAR ROAD (LOT W) ADJACENT TO SAID LOTS 1694 AND 1698 AND THAT PORTION OF ROUSE ROAD (LOT Y) ADJACENT TO SAID LOTS 1688 AND 1695, AS SAID ROADS ARE SHOWN ON SAID MAP WHICH WOULD PASS WITH A CONVEYANCE OF SAID LOTS 1688, 1689, 1694 AND 1695.
PARCEL E:
PARCELS 1 TO 3 AND LOTS 6 TO 8 INCLUSIVE OF PARCEL MAP 15905, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 98, PAGE 59 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
PARCEL F:
BEING THAT PORTION OF PARCELS 4 AND 5, IN THE COUNTY OF RIVERSIDE, STATE OF

CALIFORNIA, AS SHOWN ON PARCEL MAP 15905 RECORDED IN BOOK 98, PAGE 59 OF PARCEL MAPS, OFFICIAL RECORDS OF SAID COUNTY, SHOWN AS PARCEL “B” OF LOT LINE ADJUSTMENT 4895 RECORDED JUNE 30, 2005 AS INSTRUMENT NO. 2005-520051 OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCING AT THE CENTER OF SECTION 23, TOWNSHIP 5 SOUTH, RANGE 3 WEST, SAN BERNARDINO BASE AND MERIDIAN, ALSO BEING THE SOUTHEAST CORNER OF SAID PARCEL 5, AS SHOWN ON SAID MAP;
THENCE PROCEEDING COINCIDENT WITH THE SOUTH LINE OF THE NORTHWEST QUARTER OF SAID SECTION 23, ALSO BEING THE SOUTH LINE OF SAID PARCEL 5, SOUTH 89° 24’ 08” WEST 328 FEET TO THE SOUTHWEST CORNER OF SAID PARCEL 5;
THENCE LEAVING LAST SAID LINE AND PROCEEDING COINCIDENT WITH THE WEST LINE OF SAID PARCEL 5 NORTH 00° 16’ 53” WEST 860.10 FEET TO A POINT OF THE SOUTHEAST CORNER OF SATO PARCEL 4 AND THE TRUE POINT OF BEGINNING;
THENCE PROCEEDING COINCIDENT WITH SOUTH LINE OF SAID PARCEL 4, NORTH 89° 39’ 22” WEST 484 FEET TO THE SOUTHWEST CORNER OF SAID PARCEL 4;
THENCE PROCEEDING COINCIDENT WITH THE WEST LINE OF SAID PARCEL 4 NORTH 00” 16’ 56” WEST 1757.42 FEET TO THE NORTHWEST CORNER OF SAID PARCEL 4, ALSO BEING THE SOUTHWEST CORNER OF LOT “G” (ROUSE ROAD) AS SHOWN ON SAID MAP;
THENCE PROCEEDING COINCIDENT WITH THE WEST LINE OF SAID LOT “G” NORTH 00° 16’ 56” WEST 50 FEET TO THE NORTHWEST CORNER OF SAID LOT “G”;
THENCE PROCEEDING COINCIDENT WITH THE NORTH LINE OF SAID LOT “G” AND LOT “H” AS SHOWN ON SAID MAP NORTH 89° 58’ 51” EAST 812 FEET TO THE NORTHEASTERLY CORNER OF SAID LOT “H”;
THENCE PROCEEDING COINCIDENT WITH THE EAST LINE OF LOT “T” (PALOMAR ROAD) AS SHOWN ON SAID MAP SOUTH 00° 16’ 53” EAST 1313.67 FEET;
THENCE LEAVING LAST SAID LINE AND PROCEEDING SOUTH 89° 55’ 58” WEST 30 FEET TO THE WEST LINE OF SAID LOT “I”, ALSO BEING THE EAST LINE OF SAID PARCEL 5;
THENCE CONTINUING ON LAST SAID LINE SOUTH 89° 55’ 58” WEST 268 FEET;
THENCE SOUTH 48°30’ 04” WEST 182.08 FEET;
THENCE SOUTH 18° 27’47” WEST 126.80 FEET;
THENCE SOUTH 30° 13’ 54” EAST 295.87 FEET TO THE TRUE POINT OF BEGINNING.

EXHIBIT B
FORM OF GRANT DEED
WHEN RECORDED MAIL TO AND
MAIL TAX STATEMENTS TO:

(Space above this line is for recorder’s use)
GRANT DEED
          In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of transfer tax which is due by a separate statement that is not being recorded with this Grant Deed.
FOR VALUE RECEIVED, U.S. Bank National Association (“Grantor”), hereby grants to SPT-Lake Elsinore Holding Co., LLC, a Delaware limited liability company, that certain real property (the “Property”) situated in the City of Menifee, County of Riverside, State of California, described in Exhibit A attached hereto and incorporated by reference.
     THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO:
     A. All liens, encumbrances, easements, covenants, conditions and restrictions, whether on- or off-record;
     B. All matters which would be revealed or disclosed in an accurate survey of the Property; and
     C. Liens for taxes and assessments on real property not yet delinquent, and liens for any general or special assessments of record against the Property not yet delinquent.
     IN WITNESS WHEREOF, the undersigned Grantor has executed this Grant Deed as of May ___, 2009

U.S. BANK NATIONAL ASSOCIATION
By:
Name:
Its:

By:
Name:
Its:

EXHIBIT “A” TO GRANT DEED
LEGAL DESCRIPTION OF PROPERTY
All that certain real property situated in the County of Riverside, State of California, described as follows:
PARCEL A:
THE SOUTH HALF OF THE SOUTHWEST QUARTER OF SECTION 14, TOWNSHIP 5 SOUTH, RANGE 3 WEST, SAN BERNARDINO BASE AND MERIDIAN, AS SHOWN BY UNITED STATES GOVERNMENT SURVEY.
EXCEPTING THEREFROM THAT PORTION THEREOF INCLUDED IN ROMOLA FARMS NO. 15, AS SHOWN BY MAP ON FILE IN BOOK 15, PAGES 98, 99 AND 100 OF MAPS, RIVERSIDE COUNTY RECORDS.
ALSO EXCEPTING THEREFROM THE SOUTHERLY 390 FEET OF SAID SOUTHWEST QUARTER AS GRANTED TO SOUTHERN CALIFORNIA EDISON COMPANY BY DEED RECORDED MAY 13, 1969 AS INSTRUMENT NO. 46789 OF OFFICIAL RECORDS.
PARCEL B:
LOTS 1686, 1687, 1690, 1691, 1692, 1693 OF ROMOLA FARMS 15 AS SHOWN BY MAP ON FILE IN BOOK 15, PAGES 98, 99 AND 100 OF MAPS, RIVERSIDE COUNTY RECORDS, TOGETHER WITH THAT PORTION OF SAN JACINTO ROAD (LOT “V”) ADJOINING SAID LOTS 1686 AND 1687 ON THE EAST AND LOTS 1690 AND 1691 ON THE WEST, AND THAT PORTION OF PALOMAR ROAD (LOT “W”) ADJOINING LOTS 1692 AND 1693 ON THE EAST, WHICH WOULD PASS WITH A CONVEYANCE OF SAID LAND.
PARCEL C:
THE SOUTHERLY 390 FEET OF THE SOUTHWEST ONE-QUARTER OF SECTION 14, TOWNSHIP 5 SOUTH, RANGE 3 WEST, SAN BERNARDINO MERIDIAN.
EXCEPTING THEREFROM THAT PORTION THEREOF INCLUDED WITHIN ROMOLA FARMS 15 AS SHOWN ON MAP ON FILE IN BOOK 15, PAGES 98, 99 AND 100 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
PARCEL D:
LOTS 1688, 1689, 1694 AND 1695 OF ROMOLA FARMS 15 AS SHOWN ON MAP ON FILE IN BOOK 15, PAGES 98, 99 AND 100 OF MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, TOGETHER WITH THAT PORTION OF SAN JACINTO ROAD (LOT V) ADJACENT TO SAID LOTS 1688 AND 1689 AND THAT PORTION OF PALOMAR ROAD (LOT W) ADJACENT TO SAID LOTS 1694 AND 1698 AND THAT PORTION OF ROUSE ROAD (LOT Y) ADJACENT TO SAID LOTS 1688 AND 1695, AS SAID ROADS ARE SHOWN ON SAID MAP WHICH WOULD PASS WITH A CONVEYANCE OF SAID LOTS 1688, 1689, 1694 AND 1695.
PARCEL E:
PARCELS 1 TO 3 AND LOTS 6 TO 8 INCLUSIVE OF PARCEL MAP 15905, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 98, PAGE 59 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
PARCEL F:

BEING THAT PORTION OF PARCELS 4 AND 5, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN ON PARCEL MAP 15905 RECORDED IN BOOK 98, PAGE 59 OF PARCEL MAPS, OFFICIAL RECORDS OF SAID COUNTY, SHOWN AS PARCEL “B” OF LOT LINE ADJUSTMENT 4895 RECORDED JUNE 30, 2005 AS INSTRUMENT NO. 2005-520051 OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCING AT THE CENTER OF SECTION 23, TOWNSHIP 5 SOUTH, RANGE 3 WEST, SAN BERNARDINO BASE AND MERIDIAN, ALSO BEING THE SOUTHEAST CORNER OF SAID PARCEL 5, AS SHOWN ON SAID MAP;
THENCE PROCEEDING COINCIDENT WITH THE SOUTH LINE OF THE NORTHWEST QUARTER OF SAID SECTION 23, ALSO BEING THE SOUTH LINE OF SAID PARCEL 5, SOUTH 89° 24’ 08” WEST 328 FEET TO THE SOUTHWEST CORNER OF SAID PARCEL 5;
THENCE LEAVING LAST SAID LINE AND PROCEEDING COINCIDENT WITH THE WEST LINE OF SAID PARCEL 5 NORTH 00° 16’ 53” WEST 860.10 FEET TO A POINT OF THE SOUTHEAST CORNER OF SATO PARCEL 4 AND THE TRUE POINT OF BEGINNING;
THENCE PROCEEDING COINCIDENT WITH SOUTH LINE OF SAID PARCEL 4, NORTH 89° 39’ 22” WEST 484 FEET TO THE SOUTHWEST CORNER OF SAID PARCEL 4;
THENCE PROCEEDING COINCIDENT WITH THE WEST LINE OF SAID PARCEL 4 NORTH 00” 16’ 56” WEST 1757.42 FEET TO THE NORTHWEST CORNER OF SAID PARCEL 4, ALSO BEING THE SOUTHWEST CORNER OF LOT “G” (ROUSE ROAD) AS SHOWN ON SAID MAP;
THENCE PROCEEDING COINCIDENT WITH THE WEST LINE OF SAID LOT “G” NORTH 00° 16’ 56” WEST 50 FEET TO THE NORTHWEST CORNER OF SAID LOT “G”;
THENCE PROCEEDING COINCIDENT WITH THE NORTH LINE OF SAID LOT “G” AND LOT “H” AS SHOWN ON SAID MAP NORTH 89° 58’ 51” EAST 812 FEET TO THE NORTHEASTERLY CORNER OF SAID LOT “H”;
THENCE PROCEEDING COINCIDENT WITH THE EAST LINE OF LOT “T” (PALOMAR ROAD) AS SHOWN ON SAID MAP SOUTH 00° 16’ 53” EAST 1313.67 FEET;
THENCE LEAVING LAST SAID LINE AND PROCEEDING SOUTH 89° 55’ 58” WEST 30 FEET TO THE WEST LINE OF SAID LOT “I”, ALSO BEING THE EAST LINE OF SAID PARCEL 5;
THENCE CONTINUING ON LAST SAID LINE SOUTH 89° 55’ 58” WEST 268 FEET;
THENCE SOUTH 48°30’ 04” WEST 182.08 FEET;
THENCE SOUTH 18° 27’47” WEST 126.80 FEET;
THENCE SOUTH 30° 13’ 54” EAST 295.87 FEET TO THE TRUE POINT OF BEGINNING.

STATE OF	)
)
COUNTY OF	)
          On                                         , 2009, before me,                                          , a Notary Public, personally appeared                                                                                  , who provide to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted executed the instrument.
          I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
          WITNESS my hand and official seal.

Signature of Notary

(SEAL)

STATE OF	)
)
COUNTY OF	)
          On                                         , 2009, before me,                                          , a Notary Public, personally appeared                                                                          , who provide to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted executed the instrument.
          I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
          WITNESS my hand and official seal.

Signature of Notary

(SEAL)

Document No.	Date Recorded:
STATEMENT OF TAX DUE AND REQUEST
THAT TAX DECLARATION NOT BE MADE A PART
OF THE PERMANENT RECORD
IN THE OFFICE OF THE
COUNTY RECORDER
(Pursuant to Cal. Rev. & Tax. Code Section 11932)

To	Registrar-Recorder County of Riverside
     Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:
U.S. Bank National Association
as Grantor
and
SPT-Lake Elsinore Holding Co., LLC,
a Delaware limited liability company
as Grantee.
     The property described in the accompanying Grant Deed is located in the City of Menifee, County of Riverside, State of California.
     The amount of tax due on said document is $

COMPUTED ON FULL VALUE OF PROPERTY CONVEYED

COMPUTED ON FULL VALUE LESS LIENS AND ENCUMBRANCES REMAINING AT TIME OF SALE

SIGNATURE OF DECLARANT OR AGENT

EXHIBIT C
TRANSFEROR’S CERTIFICATION OF NON- FOREIGN STATUS
Section 1445 of the Internal Revenue Code (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform SPT-Lake Elsinore Holding Co., LLC, a Delaware limited liability company (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest, the undersigned certifies the following on behalf of U.S. Bank National Association (“Transferor”):
1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.	Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii); and

3.	Transferor’s U.S. employer or tax (social security) identification number is 31-0841368; and

4.	The office address of Transferor is 425 Walnut Street, Cincinnati, Ohio 54202.
Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated: May _____, 2009	TRANSFEROR: U.S. BANK NATIONAL ASSOCIATION
By:
Name:
Position:

EXHIBIT D
GENERAL ASSIGNMENT
THIS GENERAL ASSIGNMENT (“Assignment”) is made this ___ day of May, 2009, by and between U.S. Bank National Association (“Assignor”), and SPT-Lake Elsinore Holding Co., LLC, a Delaware limited liability company (“Assignee”).
Recitals
          Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of May ___, 2009 (the “Agreement”), respecting the sale of certain “Property” (as described and defined in the Agreement).
          Under the Agreement, subject to the exclusion set forth below, Assignor is obligated to assign any and all of its right, title and interest and delegate any and all of its obligations and responsibilities in each of the following to Assignee:
               (a) any and all service contracts, warranties, guarantees, management contracts and bonds, together with all supplements, amendments and modifications thereto, relating to the Property (collectively, the “Contract(s)”), if any;
               (b) any and all: (i) licenses, permits and entitlements necessary for the construction, rehabilitation and operation of the Property in accordance with its current use; (ii) entitlement plans compiled by any previous owner of the Property; (iii) agreements affecting the development of the Property; and (iv) development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Assignor and in any way related to or used in connection with the Property and its operation (collectively “License(s)”), if any; and
               (c) all fixtures, fittings, furniture, furnishings, appliances, apparatus, equipment, machinery, building materials, and other items of tangible personal property owned by Assignor and affixed or attached to the Property, if any (all of such properties and assets being collectively called the “Assigned Properties”).
Agreement
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
     1. To the extent assignable, Assignor assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor’s estate, right, title and interest in and to the Contracts, Licenses and Assigned Properties, but only to the extent relating solely to the Property; provided, however, that such assignment, sale and transfer shall not include any rights or claims arising prior to the date hereof which Assignor may have against any party with respect to the Contracts, Licenses and Assigned Properties.
     2. Assignee accepts such assignment.
     3. Assignee acknowledges that (i) Assignor (or Assignor’s predecessor-in-interest), as lender, acquired the Property from the prior owner through foreclosure, deed-in-lieu of foreclosure, or otherwise as a result of the prior owner’s default under the terms and conditions set forth in one or more agreements evidencing a loan made by Assignor (or Assignor’s predecessor-in-interest) which was secured in whole or in part by the Property (“Prior Loan”), and (ii) Assignor is currently engaged in ongoing litigation against the prior owner and certain other related parties (collectively, the “Prior Owner Parties”) emanating from the Prior Owner Parties’ obligations under the terms of a personal guarantee issued by one or more of the Prior Owner Parties in connection with the Prior Loan (the “Prior Loan Litigation”). Assignee hereby acknowledges and agrees that the assignment of the Assigned Properties pursuant to this Assignment shall expressly exclude any and all right, title, and interest in and to the Prior Loan Litigation and any and all amounts which Assignor may recover in connection with the Prior Loan Litigation including, without limitation, any settlement amounts, judgments, awards, cost reimbursements, or otherwise.
     4. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.
     5. This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.
     6. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.
     7. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.
          IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

ASSIGNEE:

SPT-LAKE ELSINORE HOLDING CO., LLC,
a Delaware limited liability company

By: Shopoff Partners, L.P., a Delaware
      limited partnership, sole member

By: Shopoff General Partner, LLC, a
      Delaware limited liability company,
      general partner

By: Shopoff Properties Trust, Inc.,
      a Maryland corporation, manager

By:
William A. Shopoff,
President and CEO

ASSIGNOR: U.S. BANK NATIONAL ASSOCIATION
By:
Name:
Its:

By:
Name:
Its:

EXHIBIT E
PRELIMINARY TITLE REPORT
SEE ATTACHED

AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS
by and between
U.S. Bank National Association
as Seller
and
SPT-Lake Elsinore Holding Co., LLC,
a Delaware limited liability company
as Buyer
May ___, 2009